Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

For Tender of All Issued and Outstanding Ordinary Shares

of

EURAND N.V.

a public limited liability company organized under the laws of The Netherlands at

$12.00 NET PER SHARE

Pursuant to the Offer to Purchase dated December 21, 2010

by

AXCAN PHARMA HOLDING B.V.

a private limited liability company organized under the laws of The Netherlands which is a wholly owned indirect subsidiary of

AXCAN HOLDINGS INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:01 A.M., NEW YORK CITY TIME, ON JANUARY 20, 2011, UNLESS THE TENDER OFFER IS EXTENDED OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing ordinary shares, par value €0.01 per share, of Eurand N.V., a public limited liability company (naamloze vennootschap) organized under the laws of The Netherlands, are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time does not permit delivery of all other required documents to the American Stock Transfer & Trust Company, LLC (which we refer to as the “Depositary”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by overnight courier or transmitted by facsimile or mailed to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

The Depositary for the Tender Offer is:

American Stock Transfer & Trust Company, LLC

If delivering by mail:	By Facsimile Transmission: (For Eligible Institutions Only)	If delivering by hand or courier: (by 5:00 p.m. ET)

American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	(718) 234-5001	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

Confirm Facsimile by Telephone: (877) 248-6417 (For Confirmation Only)

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED BELOW) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) or an Agent’s Message (as defined below) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to Axcan Pharma Holding B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of The Netherlands and a wholly owned indirect subsidiary of Axcan Holdings Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the offer to purchase, dated December 21, 2010 (as it may be amended or supplemented from time to time, what we refer to as the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, what we refer to as the “Letter of Transmittal” and, together with the Offer to Purchase, what we refer to as the “Offer”), receipt of which is hereby acknowledged, the number of ordinary shares, par value €0.01 per share (which we refer to as “Shares”), of Eurand N.V., a public limited liability company (naamloze vennootschap) organized under the laws of The Netherlands, specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares and Certificate No(s) (if available)

☐ Check here if Shares will be tendered by book entry transfer.

Name of Tendering Institution:

DTC Account Number:

Dated: , 20

Name(s) of Record Holder(s):

(Please type or print)

Address(es):

(Zip Code)

Area Code and Tel. No

(Daytime telephone number)

Signature(s):

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GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (as defined in Section 3 of the Offer to Purchase), hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended and (ii) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at the Depositary Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), in either case together with a properly completed and duly executed Letter of Transmittal (or manually executed facsimile thereof) or, in the case of a book-entry transfer, an Agent’s Message (as defined in Section 2 of the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within two (2) NASDAQ Global Market trading days after the date hereof.

Name of Firm:

Address:

(Zip Code)

Area Code and Tel. No.:

(Authorized Signature)

Name:

(Please type or print)

Title:

Date:

NOTE:	DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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